Exhibit 10.60


                     Amendment No. 1 to Employment Agreement


         This Amendment No. 1 (this "Amendment") to Employment Agreement is entered into as of October 11, 1999 by and between MIM Corporation, a Delaware corporation (the "Company"), and Richard H. Friedman ("Executive").

         WHEREAS, the Company and Executive entered into an Employment Agreement dated as of December 1, 1998 (the "Original Agreement");

         WHEREAS, certain compensation provisions in the Original Agreement were subject to stockholder approval pursuant to Section 3.8 of the Original Agreement;

         WHEREAS, the Company included a proposal (the "Proposal") in its proxy statement dated as of July 2, 1999 with respect to its 1999 Annual Meeting of Stockholders ("Annual Meeting") in order to obtain stockholder approval of the relevant compensation provisions of the Original Agreement;

         WHEREAS, the Company submitted the Original Agreement to stockholders for approval primarily to ensure the deductibility for Federal tax purposes of compensation payable to Executive under the Original Agreement in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder;

         WHEREAS, with the consent of Executive, the Company withdrew the Proposal from consideration at the Annual Meeting based upon, among other things, an insufficient number of shares necessary to approve the Proposal being voted by proxy prior to the Meeting;

         WHEREAS, therefore, the stockholder approval condition precedent set forth in Section 3.8 will not be satisfied by December 31, 1999 and, accordingly, the compensation provisions of the Original Agreement subject to such condition may be ineffective; and

         WHEREAS, in light of the withdrawal of the Proposal, the Company and Executive have agreed to amend the Original Agreement on the terms and conditions set forth herein so as (a) not to deprive Executive of the benefit of
(i) certain forms of incentive compensation granted in the Original Agreement and (ii) certain other compensation payable to Executive upon the occurrence of certain events, including termination, all as more fully described in the Original Agreement and (b) to ensure on behalf of the Company the deductibility for Federal tax purposes of any compensation payable to Executive under the Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


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     1.   Capitalized  terms  used  herein  without  definition  shall  have the meanings ascribed to such terms in the Original Agreement and all references to the "Agreement" in the Original Agreement and herein shall hereafter mean the Original Agreement as amended by this Amendment.

     2. Section 3.8 of the Original Agreement is hereby deleted in its entirety and shall be deemed to be of no further force or effect from and after the date hereof, and shall be replaced by the following:
          "Notwithstanding any provision herein to the contrary, to the extent that any compensation that would be payable to Executive hereunder (but for the operation of this Section 3.8) would not be deductible for Federal tax purposes by the Company as a result of the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, as determined by the Company's tax counsel or independent public accountants ("nondeductible compensation"), then such nondeductible compensation shall not be payable by the Company or paid by the Company in the taxable year of the Company in which such payment otherwise would be required (but for the operation of this Section 3.8) to be made under the Agreement or any other agreement entered into between the Company and Executive to effectuate the provisions hereof, but, instead, shall be deferred to and become payable in the next subsequent taxable year of the Company in which such compensation would be deductible for Federal tax purposes by the Company taking into account the limitations of Section 162(m)."

     3. The proviso of Section 3.9 of the Original Agreement is hereby deleted in its entirety and shall be deemed to be of no further force or effect from and after the date hereof.

     4. Section 3.3(a) of the Original Agreement is hereby amended to add a new sentence to the end of the paragraph as follows: "The payment of all bonus payments made to Executive hereunder shall be subject to the limitations set forth in Section 3.8 hereof."

     5. Section 3.3(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following: "Upon execution and delivery of this Agreement, Executive shall be granted and shall be entitled to receive 200,000 Performance Units under the Company's Amended and Restated 1996 Stock Incentive Plan ("Plan"), subject to the terms and conditions of the Plan and a definitive Performance Unit Agreement to be negotiated and entered into by the parties."

     6. Section 3.3(c) of the Original Agreement is hereby deleted in its entirety.

     7. Section 3.4 of the Original Agreement is hereby deleted in its entirety and replaced with the following: "Upon execution and delivery of this

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     8.   Agreement,  the  Executive  shall be granted  and shall be entitled to receive options ("Options") to purchase 250,000 shares of the common stock, par value $0.0001 per share, of the Company ("Common Stock"), under the Company's Amended and Restated 1996 Stock Incentive Plan, at a price per share equal to $2.37 per share in the case of ISO's (as defined below), being 110% of the closing sales price per share of the Common Stock, and $2.16 per share in the case of NQSO's (as defined below), being the closing sales price per share of the Common Stock, in each case, on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") on October 8, 1999, the date on which the Company's Compensation Committee granted the Executive these Options. The Options shall, to the extent permitted by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), be qualified as incentive stock options ("ISO's"). Options in excess of the number permitted to receive ISO treatment under Section 422 of the Code shall not be qualified as ISO's and shall be treated as non-qualified stock options ("NQSO's"). Subject to Sections 4 and 5 hereof and the applicable stock option award agreement (i) 83,333 of such Options shall vest and become exercisable on each of the first and second anniversaries of the date thereof, and (ii) the remaining 83,334 Options shall vest and become exercisable, on the third anniversary of the date hereof. The Options shall be subject to the terms and conditions of the Plan and a definitive stock option agreement to be negotiated and entered into by the parties."

     9. Section 4.1 of the Original Agreement is hereby amended by deleting clause (iv) in its entirety and renumbering clause (v) as clause (iv); in addition, the cross reference to clause (v) in the last sentence of
          Section 4.1 shall be amended to cross reference to clause (iv).

     10. Section 4.2 of the Original Agreement is hereby amended by deleting clause (iv) in its entirety and renumbering clauses (v) and (vi) as clauses (iv) and (v) respectively; in addition, the cross reference to clause (v) in the proviso of clause (v) (now (iv)) shall be amended to cross reference to clause (iv).

     11. Section 5.1(b) of the Original Agreement is hereby amended by deleting clause (ii) in its entirety and renumbering clauses (iii), (iv) and
          (v) as clauses (ii), (iii) and (iv) respectively.

     12. Section 5.1(c) of the Original Agreement is hereby amended by deleting clause (iii) in its entirety and replacing it with the following "all Performance Units shall lapse and terminate immediately; and"

     13. Section 5.2(b) of the Original Agreement is hereby amended by deleting clause (v) in its entirety and renumbering clause (vi) as clause (v).


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     14.  Section 5.2(c) of the Original Agreement is hereby amended by deleting clause (v) in its entirety and renumbering clause (vi) as clause (v).

     15. Section 5.3(b) of the Original Agreement is hereby amended by deleting clause (v) in its entirety and renumbering clause (vi) as clause (v).

     16. Section 7.4(i) of the Original Agreement is hereby amended to delete the address block for Rogers & Wells under the heading "with a copy to" and to replace it with the following:

                                    King & Spalding
                                    1185 Avenue of the Americas
                                    New York, New York 10036-4003
                                    Attention: Richard A. Cirillo

     17. The parties agree to enter into an Amended and Restated Employment Agreement on the terms and conditions set forth in the Original Agreement as modified by this Amendment. Upon execution and delivery, the Amended and Restated Employment Agreement will replace and supercede the Original Agreement and this Amendment.

     18. Except as modified hereby, the Agreement shall remain unmodified and in full force and effect.

     19. This Amendment shall be construed in accordance with, and its interpretation shall otherwise be governed by, the laws of the State of New York, without giving effect to otherwise applicable principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth above.


         MIM CORPORATION

         By:/s/ Barry A. Posner
            ------------------------
         Its: Vice President and General Counsel
            ------------------------

          /s/ Richard H. Friedman
         ---------------------------
         Executive